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                                                                  Exhibit 99.B10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 002-094479) of our report dated February 11, 2005, on the financial statements and financial highlights of Jefferson Pilot Variable
Fund, Inc., included in the 2004 Annual Report to Shareholders.


                                        Ernst & Young LLP


Boston, Massachusetts
April 21, 2005